SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.    20549



                                 FORM 8-K
                              CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934


Date of Report      December 30, 1996
(Date of earliest
event reported)


                      CITRUS FINANCIAL SERVICES, INC.
          (exact name of registrant as specified in its charter)


                                  FLORIDA
              (State or other jurisdiction of incorporation)


     33-29696-A                              65-0136504
(Commission File Number)                      (IRS Employer
                                            Identification Number)

1717 Indian River Boulevard
Suite 100
Vero Beach, Florida                             32960
(Address of principal executive offices)       (Zip Code)


                              (561) 778-4100
           (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

The Board of Directors of Citrus Financial Services, Inc. ("the Company") met on December 19, 1996 and declared a 20% stock split for those shareholders of record on January 15, 1997. The additional shares for the stock split will be issued on January 31, 1997.

The par value of the common stock of the Company will be changed pursuant to the aforementioned stock split from the current par value of $4.17 per share to the new par value of $3.47 per share.

The number of shares of common stock outstanding prior to this stock split is 711,767. The number of shares of common stock outstanding after this stock split will be 854,099. Fractional shares will be paid in cash at the new book value of $6.54 per share with the aggregate amount of such payments totalling $139.96.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.



Date:     December 30, 1996        By:  /S/
                                   Josh C. Cox, Jr.
                                   President and CEO


Date:     December 30, 1996        By:  /S/
                                   Henry O. Speight
                                   Senior Vice President